SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Pilgrim America Investment Funds, Inc.
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                (Name of Registrant as Specified In Its Charter)

                     Pilgrim America Investment Funds, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                        Pilgrim America High Yield Fund
                      40 North Central Avenue, Suite 1200
                             Phoenix, Arizona 85004
                                (800) 331-1080


                                                               February 19, 1998



Dear Shareholder:


     A Special Meeting of Shareholders of the Pilgrim America High Yield Fund (the "Fund") will be held at 10:00 a.m., local time, on April 16, 1998 at the offices of Pilgrim America Investment Funds, Inc. (the "Company"). Formal notice of the Meeting appears on the next page, followed by the proxy statement. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy in the envelope provided at your earliest convenience.

     At the Meeting, you will be asked to consider approving a proposed amendment to your Fund's investment management agreement with the Company, on behalf of the Fund, and Pilgrim America Investments, Inc. ("PAII" or the "Investment Manager"). After carefully considering the proposal, the Fund's Board of Directors recommends that you vote "FOR" the proposal.

     Your vote is important regardless of the number of shares you own. In order to avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the proxy statement and cast your vote. It is important that your vote be received no later than April 15, 1998.

     The Company is using Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, to assist shareholders in the voting process. As the date of the meeting approaches, if we have not already heard from you, you may receive a telephone call from SCC reminding you to exercise your right to vote.

     We appreciate your participation and prompt response in this matter and thank you for your continued support.


                                        Sincerely,


                                        /s/ Robert W. Stallings

                                        ROBERT W. STALLINGS,
                                        President and Chairman of the Board

                        Pilgrim America High Yield Fund
                      40 North Central Avenue, Suite 1200
                             Phoenix, Arizona 85004
                                 (800) 331-1080


     Notice of Special Meeting of Shareholders to be Held on April 16, 1998



To the Shareholders:

     A Special Meeting of Shareholders of the Pilgrim America High Yield Fund (the "Fund") a series of Pilgrim America Investment Funds, Inc. (the "Company") will be held on Thursday, April 16, 1998 at 10:00 a.m., local time, at the offices of the Company, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004 for the following purposes:

          1. To approve an Amendment to the Investment Management Agreement between the Company, on behalf of the Fund, and Pilgrim America
     Investments, Inc. that changes the investment management fee paid by the Fund;

          2. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournments thereof.

     Shareholders of record at the close of business on February 18, 1998 are entitled to notice of, and to vote at, the meeting. Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and a maximum number of shares may be voted. If you are present at the meeting, you may change your vote, if desired, at that time.


                                        By Order of the Board of Directors



                                        /s/ James M. Hennessy

                                        JAMES M. HENNESSY, Secretary


February 19, 1998

                        Pilgrim America High Yield Fund


                                PROXY STATEMENT


          Special Meeting of Shareholders to be held on April 16, 1998

     This Proxy Statement is furnished by the Board of Directors of Pilgrim America Investment Funds, Inc. (the "Company") in connection with the solicitation of voting instructions for use at the Special Meeting of Shareholders (the "Meeting") of the Pilgrim America High Yield Fund (the "Fund") to be held on April 16, 1998, at 10:00 a.m., local time, at the offices of the Company, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004 for the purposes set forth below and in the accompanying Notice of Special Meeting. At the Meeting, the shareholders of the Fund will be asked:

          1. To approve an Amendment to the Investment Management Agreement between the Company, on behalf of the Fund, and Pilgrim America Investments, Inc. ("PAII" or the "Investment Manager") that changes the investment management fee paid by the Fund;

          2. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournments thereof.


Solicitation of Proxies

     Solicitation of proxies is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about February 24, 1998. Shareholders of the Fund whose shares of Common Stock are held by nominees, such as brokers, can vote their proxies by contacting their respective nominee. In addition to the solicitation of proxies by mail, officers of the Company and employees of the Investment Manager and its affiliates, without additional compensation, may solicit proxies in person or by telephone, telegraph, facsimile, or oral communication. The Company has retained Shareholder Communications Corporation, a professional proxy solicitation firm, to assist with any necessary solicitation of proxies. As the meeting date approaches, certain shareholders of the Fund may receive a telephone call from the professional proxy solicitation firm asking the shareholder to vote. The costs associated with such solicitation will be paid by the Fund.

     A shareholder may revoke the accompanying proxy at any time prior to its use by filing with the Company a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. The persons named in the accompanying proxy will vote as directed by the proxy, but in the absence of voting directions in any proxy that is signed and returned, they intend to vote FOR each of the proposals and may vote at their discretion with respect to other matters not now known to the Board of the Company that may be presented at the Meeting.


Voting Rights

     The proposals in this proxy statement affect only the Fund, which is one of two series of the Company. As a result, the Board of Directors of the Company is soliciting votes only from shareholders of the Fund.

     Each share of each class of the Common Stock, $0.10 par value, of the Fund (the "Common Stock") is entitled to one vote. Shareholders of the Fund at the close of business on February 18, 1998 (the "Record Date") will be entitled to be present and give voting instructions for the Fund at the Meeting with respect to their shares of Common Stock owned as of such Record Date. As of January 31, 1998, there were 23,767,626 shares of Common Stock outstanding and entitled to vote as of such record date, representing total net assets of $167,928,200.

     A majority of the outstanding shares of the Fund on the Record Date, represented in person or by proxy, must be present to constitute a quorum for the transaction of the Fund's business at the Meeting.

     Approval of Proposal 1 requires a "Majority Vote." For purposes of this requirement, a "Majority Vote" shall mean a "majority of the outstanding voting securities" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), i.e., (i) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund, whichever is less.

     If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any or all of the Proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the Proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on one or more of the Proposals in this proxy statement prior to any adjournment if sufficient votes have been received with respect to a Proposal.

     If a shareholder abstains from voting as to any matter, or if a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a matter, the shares represented by the abstention or non-vote will be deemed present at the Special Meeting for purposes of determining a quorum. However, abstentions and broker non-votes will not be deemed represented at the Special Meeting for purposes of calculating the vote on any matter. As a result, with respect only to matters requiring the affirmative vote of a majority of the total outstanding shares, an abstention or broker non-vote will have the same effect as a vote against such matters.

     To the knowledge of the Fund, as of January 31, 1998, no current Director of the Fund owns 1% or more of outstanding shares of the Fund and the officers and Directors of the Fund own, as a group, less than 1% of the shares of the Fund. As of January 31, 1998, Merrill Lynch, Pierce, Fenner and Smith for the Sole Benefit of its Customers, 4800 Deer Lake Dr. E 3rd Floor, Jacksonville, Florida, 32246-6484, held 735,126 shares representing 8.4% of Class A shares and 3,165,695 shares representing 26% of Class B shares. To the knowledge of the Fund, no person owned beneficially more than 5% of the outstanding shares of the Fund.

Expenses

     The Fund will pay the expenses incurred by the Fund in connection with this Notice and Proxy Statement and the Meeting, including the printing, mailing, solicitation and vote tabulation expenses, legal fees, and out of pocket expenses.


                                PROPOSAL NO. 1
        APPROVAL OF AN AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT

     PAII serves as Investment Manager to the Fund pursuant to an Investment Management Agreement between the Company, on behalf of the Fund, and PAII. The Investment Management Agreement was approved by the shareholders of the Fund on April 4, 1995, and was last approved by the Company's Board of Directors, including a majority of the Directors who were not parties to the Investment Management Agreement or interested persons of such parties ("Independent Directors"), at a meeting held on February 2, 1998.

     On February 2, 1998, a majority of the Board of Directors, including a majority of the Independent Directors, approved an Amendment to the Investment Management Agreement that changes the investment management fee paid by the Fund to PAII. The effect of this change will be to increase the investment management fee paid by the Fund.

     Shareholders of the Fund are being asked to approve the Amendment to the Investment Management Agreement. Set forth below is a description of the changes in the fee schedule that would result if the Amendment is approved, as well as a description of certain other provisions of the Investment Management Agreement, which would not change as a result of the Amendment. The Investment Management Agreement and Amendment are attached hereto as Appendix A.

     If the Amendment to the Investment Management Agreement is approved by the Fund's shareholders, the Investment Management Agreement with the Amendment will continue from year to year, unless earlier terminated, provided that such continuance is specifically approved at least annually (i) by the Company's Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Company's Independent Directors. In the event that shareholders of the Fund do not approve the Amendment, PAII would continue to serve as Investment Manager to the Fund under the current Investment Management Agreement, and the Directors of the Fund may consider other possible courses of action to accomplish the purposes for which the Proposal has been made, subject, as required, to approval by the shareholders of the Fund.


Rate  of Compensation Under the Amendment to the Investment Management Agreement

     The proposed Amendment changes the investment management fee paid to PAII by the Fund from a tiered fee with breakpoints at specific asset levels to a flat fee rate. The investment management fee paid by the Fund under the Amendment would be greater than would be paid under the present fee structure.

     The Fund pays PAII for its services a fee based on an annual percentage of the average daily net assets of each Series. The investment management fee is computed and accrued daily and paid monthly. The following table compares the current fee structure for the Fund with the proposed fee structure:

                                Current Fee                                    Proposed Fee
                                -----------                                    ------------
            Rate      Net Assets to Which Rate Applies     Rate      Net Assets to Which Rate Applies
            ----      --------------------------------     ----      --------------------------------
            0.75%     first $25 million                    0.60%     all net assets of the Fund
            0.625%    over $25 million to $100 million
            0.50%     over $100 million to $500 million
            0.40%     $500 million and over

     As of January 31, 1998, the net assets of the Fund were $167.9 million. At that net asset level, the effective investment management fee under the current fee structure is .59% of the Fund's average daily net assets. For the fiscal year ended June 30, 1997, PAII received $332,032 in investment management fees from the Fund. Under the proposed fee, the investment management fees paid to PAII for the fiscal year ended June 30, 1997 would have been $288,751, representing a decrease of 13% below the fees that were actually paid. The fees would have been lower because the current fee structure has higher fees at lower asset levels. However, the effective investment management fee increases over that under the current fee structure at net asset levels greater than approximately $150 million. The following table illustrates the difference between the advisory fees that would be paid under the current fee structure compared to the fees that would be paid under the proposed fee structure at different asset levels:

                     Management Fee as a
                       % of Net Assets                Management Fee*
                       ---------------                ---------------
 Fiscal Year                                                                             %
  Average           Current      Proposed        Current           Proposed          Increase
 Net Assets         Fee Rate     Fee Rate        Fee Rate          Fee Rate          /Decrease
 ----------         --------     --------        --------          --------          ---------
$100,000,000          0.66%        0.60%        $  480,000        $  480,000            0.0%
$100,000,000          0.66%        0.60%           656,250**         600,000**         (8.6)%
$125,000,000          0.63%        0.60%           684,375           684,375            0.0%
$125,000,000          0.63%        0.60%           781,250**         750,000**         (4.0)%
$150,000,000          0.60%        0.60%           897,188           897,188            0.0%
$150,000,000          0.60%        0.60%           906,250**         900,000**         (0.7)%
$200,000,000          0.58%        0.60%         1,156,250         1,200,000            3.8%
$250,000,000          0.56%        0.60%         1,406,250         1,500,000            6.7%
$300,000,000          0.55%        0.60%         1,656,250         1,800,000            8.7%
$350,000,000          0.54%        0.60%         1,906,250         2,100,000           10.2%
$400,000,000          0.54%        0.60%         2,156,250         2,400,000           11.3%
$450,000,000          0.53%        0.60%         2,406,250         2,700,000           12.2%
$500,000,000          0.53%        0.60%         2,656,250         3,000,000           12.9%

 * Unless otherwise indicated, with expense cap
** Without expense cap

     PAII has agreed, until at least June 30, 1998, to waive its fees or otherwise reimburse operating expenses of the Fund to the extent that such expenses, exclusive of distribution fees, interest, taxes, brokerage and extraordinary expenses, exceed 1.00% for Class A, 1.75% for Class B and 1.50% for Class M shares of the Fund. It is expected that through June 30, 1998, the fee waiver will offset any effect that the change in the investment management fee would have on the overall operating expenses of the Fund. There is no assurance that the fee waiver will be continued beyond June 30, 1998.

     In determining whether or not it was appropriate to approve the Amendment to the Investment Management Agreement and to recommend approval to shareholders, the Board of Directors, including the Independent Directors, considered various matters and materials provided by PAII. The Independent
Directors examined the nature, quality and scope of the services provided to the Fund by PAII. They reviewed the basis for an increase in the investment management fee and analyzed the fee proposed by PAII in terms of the services provided by PAII, PAII's costs to render the services, and the investment management fee charged by other investment advisers that manage comparable funds. In addition, the Independent Directors examined mutual fund-related revenues and expenses of PAII.

     In PAII's request for a fee increase, it referred to, among other things, the increased competition for high quality investment management, compliance, and other personnel, the costs and complexity of managing high yield bond funds, and the amount of research needed to keep abreast of potential investment opportunities and to monitor developments in the high yield bond market. The Independent Directors were provided with data as to the qualifications of PAII's personnel and the quality and extent of the services rendered, as well as an analysis of the performance and expenses of the Fund and comparative advisory fee information regarding other high yield bond funds. The Independent Directors also considered data presented by PAII showing the extent to which it plans to expand its personnel who render services to the Fund.

     In approving the Amendment and recommending its approval by shareholders, the Directors of the Fund, including the Independent Directors, considered several factors. The factors considered by the Directors included (1) the nature, quality and extent of the services furnished by the Investment Manager to the Fund and in particular the performance that PAII has achieved for the Fund; (2) the necessity of the Investment Manager maintaining and enhancing its ability to retain and attract capable personnel to serve the Fund; (3) the complexity of research and investment activities in the high yield bond market;
(4) the performance of the Investment Manager in managing the Fund with respect to its advisory, oversight, management, administrative, and compliance monitoring services; (5) the effect of the proposed investment management fee increase on the expense ratio of the Fund; (6) comparative data to other funds as to investment performance, investment management fees, and as to expense ratios; (7) current and developing conditions in the financial services industry, including competition for and the trend toward escalating compensation for investment personnel; (8) the financial resources of the Investment Manager and the continuance of appropriate incentives to assure that the Investment Manager will continue to furnish high quality services to the Fund; and (9) the profitability of the Investment Manager derived from its relationship to the Fund under the current Investment Management Agreement and the reasonableness of maintaining approximately the same profitability under the increased investment management fees.

     After reviewing and analyzing the materials provided by PAII, the Board of Directors concluded that the compensation to be paid to PAII under the proposed Amendment is fair and reasonable. The Board believes that approving the Amendment to the Investment Management Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board of Directors unanimously approved the Amendment to the Investment
Management Agreement and voted to recommend its approval by the Fund's shareholders.


The Other Terms of the Investment Management Agreement

     The terms of the Investment Management Agreement other than those related to the amount of the fee will not be changed by the Amendment.

     The Investment Management Agreement requires PAII to provide, subject to the supervision of the Board of Directors, investment advice and investment services to the Fund and to furnish advice and recommendations with respect to investment of the Fund's assets and the purchase or sale of its portfolio securities. PAII also provides investment research and analysis.

     Liability of the Investment Manager. The Investment Management Agreement provides that PAII is not subject to liability to the Fund, or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services under the Investment Management Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Investment Management Agreement.

     Termination. The Investment Management Agreement will terminate automatically in the event of its assignment. In addition, it may be terminated by PAII upon sixty days' written notice to the Fund, and by the Fund upon the vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting shares of the Fund, upon sixty days' written notice to PAII.


Information Concerning PAII

     PAII, which was organized in December 1994, is registered as an investment adviser with the Securities and Exchange Commission. PAII serves as investment adviser to six other registered investment companies (or series thereof) as well as privately managed accounts. As of January 31, 1998, PAII had total assets under management of approximately $3.2 billion.

     PAII is a wholly-owned subsidiary of Pilgrim America Group, Inc., which itself is a wholly-owned subsidiary of Pilgrim America Capital Corporation ("PACC") (NASDAQ: PACC) (formerly, Express America Holdings Corporation). PACC is a holding company that through its subsidiaries engages in the financial services business, focusing on providing investment advisory, administrative and distribution services to open-end and closed-end investment companies and other institutional investors.

     PAII does not act as investment adviser to any other registered investment companies with investment objectives and policies similar to those of the Fund. See Appendix B to this proxy statement for a list of the directors and principal executive officers of PAII.

     For the fiscal year ended June 30, 1997, the Fund paid $8,644 in shareholder servicing fees to Pilgrim America Group, Inc., which is an affiliate of PAII. In addition, for the fiscal year ended June 30, 1997, the Fund paid 12b-1 fees for Class A, Class B and Class M shares of $67,333, $167,712 and $33,155, respectively, to Pilgrim America Securities, Inc., which also is an affiliate of PAII.


Vote Required

     The proposal to approve the Amendment to the Investment Management Agreement requires approval by a Majority Vote.

     THE BOARD OF DIRECTORS  RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 1.

                               GENERAL INFORMATION


Other Matters to Come Before the Meeting

     The Company's management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxyholders will vote thereon in accordance with their best judgment.


Investment Manager and Principal Underwriter

     PAII, whose address is 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004, is the Investment Manager of the Fund. Pilgrim America Securities, Inc., whose address is 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004, is the Distributor for the Fund.


Executive Officers of the Company

     The  following  persons  currently  are principal executive officers of the
Company:




                          Position with                          Principal Occupation
      Name                 the Company                          for the Last Five Years
      ----                 -----------                          -----------------------
Robert W. Stallings   Chairman of the Board,        Chairman, Chief Executive Officer and President
 (Age 48)             Chief Executive Officer       of Pilgrim America Group, Inc. ("PAGI") (since
                      and President (since          December 1994); Chairman, PAII (since December
                      April 1995)                   1994); Director (since December 1994) and Chair-
                                                    man (since November 1995), Pilgrim America
                                                    Securities, Inc. ("PASI"); Chairman, Chief Execu-
                                                    tive Officer and President of Pilgrim Government
                                                    Securities Income Fund, Inc., Pilgrim America
                                                    Masters Series, Inc. and Pilgrim America Bank and
                                                    Thrift Fund, Inc. (since April 1995). Chairman and
                                                    Chief Executive Officer of Pilgrim America Prime
                                                    Rate Trust (since April 1995). Chairman, Chief
                                                    Executive Officer and President of Pilgrim
                                                    America Capital Corporation (formerly, Express
                                                    America Holdings Corporation) ("PACC") (since
                                                    August 1990).

James R. Reis         Executive Vice                Director, Vice Chairman (since December 1994),
 (Age 40)             President (since April        Executive Vice President (since April 1995), and
                      1995), Treasurer, Assis-      Treasurer (since September 1996), PAGI and PAII;
                      tant Secretary, Principal     Director (since December 1994), Vice Chairman
                      Accounting Officer            (since November 1995) and Assistant Secretary
                      (since May 1997)              (since January 1995) of PASI; Executive Vice
                                                    President, Treasurer, Assistant Secretary and Prin-
                                                    cipal Accounting Officer of most of the other
                                                    funds in the Pilgrim America Group of Funds;
                                                    Chief Financial Officer (since December 1993),
                                                    Vice Chairman and Assistant Secretary (since
                                                    April 1993) and former President (May 1991-
                                                    December 1993), PACC; Vice Chairman (since
                                                    April 1993) and former President (May 1991-
                                                    December 1993), Express America Mortgage
                                                    Corporation.

Stanley D. Vyner      Executive Vice                Executive Vice President (since August 1996),
 (Age 47)             President (since              PAGI; President and Chief Executive Officer
                      August 1996)                  (since August 1996), PAII; Executive Vice Presi-
                                                    dent (since July 1996) of most of the funds in the
                                                    Pilgrim America Group of Funds. Formerly Chief
                                                    Executive Officer (November 1993-December
                                                    1995), HSBC Asset Management Americas, Inc.,
                                                    and Chief Executive Officer, and Actuary (May
                                                    1986-October 1993), HSBC Life.

                        Position with                        Principal Occupation
       Name              the Company                        for the Last Five Years
       ----              -----------                        -----------------------
James M. Hennessy   Senior Vice President     Senior Vice President and Secretary (since April
 (Age 48)           and Secretary (since      1995), PACC, PAGI, PASI and PAII. Senior Vice
                    April 1995)               President and Secretary of each of the funds in the
                                              Pilgrim America Group of Funds. Formerly Senior
                                              Vice President, Express America Mortgage Corpo-
                                              ration (June 1992-August 1994) and President,
                                              Beverly Hills Securities Corp. (January 1990-June
                                              1992).

Robert S. Naka      Vice President (since     Vice President, PAII (since April 1997) and PAGI
 (Age 34)           May 1997) and Asst.       (since February 1997). Vice President and Assis-
                    Secretary (since July     tant Secretary of each of the funds in the Pilgrim
                    1996)                     America Group of Funds. Formerly Assistant Vice
                                              President, PAGI (August 1995-February 1997).
                                              Formerly Operations Manager, Pilgrim Group, Inc.
                                              (April 1992-April 1995).

Shareholder Proposals

     Proposals of shareholders must be received by the Company a reasonable time prior to the mailing of the proxy materials for a meeting of shareholders. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws.


Reports to Shareholders

     The Company will furnish, without charge, a copy of the most recent Annual Report regarding the Company and the most recent Semi-Annual Report succeeding the Annual Report, if any, on request. Requests for such reports should be directed to Pilgrim America at 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004 or to the Company at (800) 331-1080.

     IN ORDER  THAT THE  PRESENCE  OF A QUORUM AT THE  MEETING  MAY BE  ASSURED,
PROMPT   EXECUTION   AND  RETURN  OF  THE  ENCLOSED   PROXY  IS   REQUESTED.   A
SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.



                                        /s/ James Hennessy


                                        JAMES M. HENNESSY, Secretary


February 19, 1998
40 North Central Avenue, Suite 1200
Phoenix, Arizona 85004

                                                                      APPENDIX A


                                    RESTATED


                        INVESTMENT MANAGEMENT AGREEMENT

     THIS INVESTMENT MANAGEMENT AGREEMENT made as of the 7th day of April, 1995, and restated on the 7th day of April, 1997, by and between PILGRIM AMERICA INVESTMENT FUNDS, INC., (formerly Pilgrim Investment Funds, Inc.) a corporation organized and existing under the laws of the State of Maryland (hereinafter called the "Company") on behalf of its PILGRIM AMERICA HIGH YIELD FUND series (formerly Pilgrim High Yield Fund) (the "Fund"), and PILGRIM AMERICA INVESTMENTS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Manager").


                              W I T N E S S E T H:

     WHEREAS, the Fund is a series of the Company, an open-end management investment company, registered as such under the Investment Company Act of 1940; and

     WHEREAS, the Company's name was changed to Pilgrim America Investment Funds, Inc. on July 13, 1995; and the Fund's name was changed to Pilgrim America High Yield Fund on July 13, 1995; and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

     WHEREAS, the Company on behalf of the Fund desires to retain the Manager to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Manager is interested in furnishing said advice and services.

     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

          1. The Company on behalf of the Fund hereby employs the Manager and the Manager hereby accepts such employment, to render investment advice and investment services with respect to the assets of the Fund, subject to the supervision and direction of the Board of Directors of the Company. The Manager shall, except as otherwise provided for herein, render or make available all administrative services needed for the management and operation of the Fund, and shall, as part of its duties hereunder, (i) furnish the Fund with advice and recommendations with respect to the investment of the Fund's assets and the purchase and sale of its portfolio securities, including the taking of such other steps a may be necessary to implement such advice and recommendations, (ii) furnish the Fund with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Board of Directors may request, (iii) furnish such office space and personnel as is needed by the Fund, and (iv) in general superintend and manage the investments of the Fund, subject to the ultimate supervision and direction of the Board of Directors.

          2. The Manager shall use its best judgment and efforts in rendering the advice and services to the Fund as contemplated by this Agreement.

          3. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent for the Fund. It is expressly understood and agreed that the services to be rendered by the Manager to the Fund under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

          4. The Manager agrees to use its best efforts in the furnishing of such advice and recommendations to the Fund, in the preparation of reports and information, and in the management of the

     Fund's assets, all pursuant to this Agreement, and for this purpose the Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Manager shall be deemed to include persons employed or retained by the Manager to furnish statistical, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Manager may desire and request.

          5. The Fund will from time to time furnish to the Manager detailed statements of the investments and assets of the Fund and information as to its investment objectives and needs, and will make available to the Manager such financial reports, proxy statements, legal and other information relating to its investments as may be in the possession of the Fund or available to it and such other information as the Manager may reasonably request.

          6. Whenever the Manager has determined that the Fund should tender securities pursuant to a "tender offer solicitation", the Manager shall designate an affiliate as the "tendering dealer" so long as it is legally permitted to act in such capacity under the Federal securities laws and rules thereunder and the rules of any securities exchange or association of which such affiliate may be a member. Such affiliated dealer shall not be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Manager or such affiliate (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the Fund shall enter into an agreement with such affiliate to reimburse it for all expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

          7. The Manager shall bear and pay the costs of rendering the services to be performed by it under this Agreement. The Fund shall bear and pay for all other expenses of its operation, including, but not limited to, expenses incurred in connection with the issuance, registration and transfer of its shares; fees of its custodian, transfer and shareholder servicing agent; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required by the Investment Company Act of 1940; expenditures in connection with meetings of the shareholders and directors, except those called solely to accommodate the Manager; salaries of officers and fees and expenses of directors or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Manager; salaries of personnel involved in placing orders for the execution of the Fund's portfolio transactions or in maintaining registration of its shares under state securities laws; insurance premiums on property or personnel of the Fund which inure to its benefit; the cost of preparing and printing reports, proxy statements and prospectuses of the Fund or other communications for distribution to its shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses of registering and maintaining registration of its shares for sale under Federal and applicable state securities laws; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed. To the extent the Manager incurs any costs or performs any services which are an obligation of the Fund, as set forth herein, the Fund shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Fund only to the extent of its costs for such services.

          8. (a) The Fund agrees to pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management services furnished or provided to the Fund and as full reimbursement for all expenses assumed by the Manager, a management fee computed at the following annual percentage of the average daily net assets of the Fund:

          .75% on the first $25 million of net assets; plus

          .625% on the net assets from $25 million to $100 million; plus

          .50% on net assets from $100 million to $500 million; plus

          .40% on net assets in excess of $500 million

               (b) The management fees shall be accrued daily by the Fund and paid to the Manager at the end of each calendar month.

               (c) To the extent that the gross operating costs and expenses of the Fund (excluding any interest taxes, brokerage commissions, and, with the prior written approval of any state securities commission requiring same, any extraordinary expenses, such as litigation) exceed the allowable expense limitations of the state in which shares of the Fund are registered for sale having the most stringent expense reimbursement provisions, the Manager shall reimburse the Fund for the amount of such excess.

               (d) The management fee payable by the Fund hereunder shall be reduced to the extent that an affiliate of the Manager has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith, as referred to in Paragraph 6 herein.

          9. The Manager agrees that neither it nor any of its officers or employees shall take any short position in the capital stock of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers and directors or bona fide employees of the Manager or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Investment Company Act of 1940, as amended

          10. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Articles of Incorporation or By-Laws of the Company, or any applicable statute or regulation, or to relieve or deprive the Board of Directors of the Company of its responsibility for and control of the conduct of the affairs of the Fund.

          11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Fund, or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

          (b) Notwithstanding the foregoing, the Manager agrees to reimburse the Fund for any and all costs, expenses, and counsel and Directors' fees reasonably incurred by the Company in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, the holding of meetings of its shareholders or Directors, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Fund incurs as a result of action or inaction of the Manager or any of its shareholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the shares or control of the Manager or its affiliates (or litigation related to any pending or proposed future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Company's Board of Directors; or (ii) is within the sole control of the Manager or any of its affiliates or any of their officers, directors, employees or shareholders. The Manager shall not be obligated pursuant to the provisions of this Subparagraph 11(b), to reimburse the Fund for any expenditures related to the institution of an administrative proceeding or civil litigation by the Fund or by a Fund shareholder seeking to recover all or a portion of the proceeds derived by any shareholder of the Manager or any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect, the Manager shall pay to the Fund the amount due for expenses subject to this Subparagraph 11(b) within thirty (30) days after a bill or statement has been received by the Fund therefor. This provision shall not be deemed to be a waiver of any claim the Fund may have or may assert against the Manager or others or costs, expenses, or damages heretofore incurred by the Fund for costs, expenses, or damages the Fund may hereafter incur which are not reimbursable to it hereunder.

          (c) No provision of this Agreement shall be construed to protect any director or officer of the Fund, or of the Manager, from liability in violation of Section 17(h) and (i) of the Investment Company Act of 1940, as amended.

          12. This Agreement shall remain in effect until April 7, 1998, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by (i) the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the directors of the Company who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

          13. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Company, upon sixty
     (60) days written notice to the Manager, and by the Manager upon sixty (60) days written notice to the Fund.

          14. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the Investment Company Act of 1940, as amended.

          15. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Fund.

          16. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

          17. The term "majority of the outstanding voting securities" of the Fund shall have the meaning as set forth in the Investment Company Act of 1940, as amended.

          18. In consideration of the execution of this Agreement, the Manager hereby grants to the Company and the Fund the right to use the name "Pilgrim" as part of their corporate names. The Company and Fund agree that in the event this Agreement is terminated, the Company and the Fund shall immediately take such steps as are necessary to amend their corporate names to remove the reference to "Pilgrim".

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, on the day and year first above written.


                                          PILGRIM AMERICA INVESTMENT FUNDS, INC.
                                          (on behalf of its Pilgrim America High
                                          Yield Fund series)

Attest: ----------------------------      By: ----------------------------------

Title: -----------------------------      Title: -------------------------------

                                          PILGRIM AMERICA INVESTMENTS, INC.

Attest: ----------------------------      By: ----------------------------------

Title: -----------------------------      Title: -------------------------------

                             AMENDMENT TO RESTATED
                        INVESTMENT MANAGEMENT AGREEMENT

     The INVESTMENT MANAGEMENT AGREEMENT made as of the 7th day of April, 1995, and restated on the 7th day of April, 1997, by and between PILGRIM AMERICA INVESTMENT FUNDS, INC., (formerly Pilgrim Investment Funds, Inc.) a corporation organized and existing under the laws of the State of Maryland (hereinafter called the "Company") on behalf of its PILGRIM AMERICA HIGH YIELD FUND series (formerly Pilgrim High Yield Fund) (the "Fund"), and PILGRIM AMERICA INVESTMENTS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Manager"), is hereby amended as set forth  in  this  Amendment to the Investment Management Agreement, which is made
as of the      day of        , 1998.


                              W I T N E S S E T H:

     WHEREAS, the Fund is a series of the Company, an open-end management investment company, registered as such under the Investment Company Act of 1940; and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

     WHEREAS, the Company, on behalf of the Fund, and the Manager wish to amend the Investment Management Agreement as provided below; and

     NOW, THEREFORE, in consideration of the covenants and the mutual promises in the Investment Management Agreement, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

          1. Section 8(a) of the Investment Management Agreement is amended by replacing the language thereof with the following paragraph:

               8. (a) The Fund agrees to pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management services furnished or provided to the Fund and as full reimbursement for all expenses assumed by the Manager, a management fee computed at an annual percentage rate of .60% of the average daily net assets of the Fund.

          2. This Amendment shall become effective as of the date indicated above provided that it has been approved by the shareholders of the Fund at a meeting held for that purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested by their duly authorized officers, on the day and year first above written.


                                          PILGRIM AMERICA INVESTMENT FUNDS, INC.
                                          (on behalf of its Pilgrim America High
                                          Yield Fund series)

Attest: ----------------------------      By: ----------------------------------

Title: -----------------------------      Title: -------------------------------

                                          PILGRIM AMERICA INVESTMENTS, INC.

Attest: ----------------------------      By: ----------------------------------

Title: -----------------------------      Title: -------------------------------

                                                                     APPENDIX B

     Set forth below is the name, address and principal occupation of the principal executive officer and each director of Pilgrim America Investments, Inc. The business address of each such person is 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004.


      Name and Position with
        Investment Manager                                Principal Occupation
        ------------------                                --------------------
Robert W. Stallings                      Chairman, Chief Executive Officer and President of Pilgrim
 Chairman of the Board of Directors        America Group, Inc.; Director, Pilgrim America Securi-
                                           ties, Inc.; Chairman, Chief Executive Officer and President of Pilgrim America Bank and Thrift Fund, Inc., Pilgrim
                                           Government Securities Income Fund, Inc., Pilgrim
                                           America Investment Funds, Inc. and Pilgrim America
                                           Masters Series, Inc. Chairman and Chief Executive Officer
                                           of Pilgrim America Prime Rate Trust. Chairman and Chief
                                           Executive Officer of Pilgrim America Capital Corporation
                                           (formerly, Express America Holdings Corporation) ("Pil-
                                           grim America").

James R. Reis                            Director, Vice Chairman, Executive Vice President, and
 Vice Chairman of the Board of             Treasurer, Pilgrim America Group, Inc.; Director, Vice
 Directors                                 Chairman and Assistant Secretary of PASI; Executive Vice
                                           President, Treasurer, Assistant Secretary and Principal Ac-
                                           counting Officer of most of the other funds in the Pilgrim
                                           America Group of Funds; Chief Financial Officer, Vice
                                           Chairman and Assistant Secretary, Pilgrim America; Vice
                                           Chairman, Express America Mortgage Corporation.

Stanley D. Vyner                         Executive Vice President, Pilgrim America Group, Inc.;
 President and Chief Executive Officer     Executive Vice President of most of the funds in the Pil-
                                           grim America Group of Funds.

                                           PILGRIM AMERICA HIGH YIELD FUND,
                                                      a series of
                                        PILGRIM AMERICA INVESTMENT FUNDS, INC.

       PILGRIM AMERICA                The undersigned owner of Common Stock, par
            FUNDS                     value $.001 per share (the "Common Stock")
                                      of the  Pilgrim  America  High  Yield Fund
                                      (the "Fund")  hereby  instructs  Robert W.
PILGRIM AMERICA HIGH YIELD FUND       Stallings or James M.  Hennessy  (Proxies)
P.O. BOX 419368                       to vote the  shares  of the  Common  Stock
KANSAS CITY, MO 64141                 held  by  him at the  Special  Meeting  of
                                      Shareholders  of the  Fund  to be  held at
                                      10:00 a.m.,  local time, on April 16, 1998
                                      at 40 North  Central  Avenue,  Suite 1200,
                                      Phoenix,   Arizona   85004   and   at  any
                                      adjournment   thereof,   in   the   manner
                                      directed below with respect to the matters
                                      referred to in the Proxy Statement for the
                                      meeting,   receipt   of  which  is  hereby
                                      acknowledged,    and   in   the   Proxies'
                                      discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

                                      Please vote, sign and date this voting instruction and return it in the enclosed envelope.

                                      These voting instructions will be voted as specified. If no specification is made, this voting instruction will be voted FOR all proposals.


--------------------------------------
IN  ORDER  TO  AVOID  THE   ADDITIONAL
EXPENSE  OF FURTHER  SOLICITATION,  WE
STRONGLY URGE YOU TO REVIEW,  COMPLETE
AND  RETURN  YOUR  BALLOT  AS  SOON AS
POSSIBLE.   YOUR  VOTE  IS   IMPORTANT
REGARDLESS OF THE NUMBER OF SHARES YOU
OWN.
--------------------------------------





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
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:          KEEP THIS PORTION FOR YOUR RECORDS
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                                                                     DETACH AND RETURN THIS PORTION ONLY
                          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
_________________________________________________________________________________________________________
PILGRIM AMERICA HIGH YIELD FUND, a series of
PILGRIM AMERICA INVESTMENT FUNDS


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
                                         ---

Vote On Proposals                                                             For    Against    Abstain

1. To approve an Amendment to the Investment Management  Agreement between    [ ]      [ ]        [ ]
   the  Fund  and  Pilgrim  America  Investments, Inc.  that  changes  the investment management fee paid by the Fund.

2. To transact such other business as may properly come before the Special    [ ]      [ ]        [ ]
   Meeting of Shareholders or any adjournments thereof

This voting instruction shall be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or an an officer of a corporation, please add titles as such.
Joint owners must each sign.
_________________________________________         ______________________________

_________________________________________         ______________________________
Signature (PLEASE SIGN WITHIN BOX)  DATE          Signature (Joint Owners)  Date

_________________________________________________________________________________________________________
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